Exhibit 2.1

PLAN OF CONVERSION

OF

BRADFORD BANK MHC

AS ADOPTED ON MARCH 16, 2007

AND AMENDED AND RESTATED ON MAY 23, 2007 AND AUGUST 8, 2007

EXHIBIT INDEX

EXHIBIT

Agreement and Plan of Merger by and among Bradford Bancorp, Inc., Bradford Bank and Bradford Interim Federal Savings Bank II	A

Agreement and Plan of Merger by and among Bradford Bank MHC, Bradford Bank and Bradford Interim Federal Savings Bank I	B

Agreement and Plan of Merger by and among Bradford Bank, Holding Company and Bradford Interim Federal Savings Bank III	C

BRADFORD BANK MHC

PLAN OF CONVERSION

1.                                      INTRODUCTION.

For purposes of this section, all capitalized terms have the meanings ascribed to them in

Section 2.

On July 15, 2005, Bradford Bank (the “Savings Bank”) reorganized into the mutual holding company form of organization whereby the Savings Bank became a wholly owned subsidiary of Bradford Bancorp, Inc. (“Bradford Bancorp”) and Bradford Bancorp became a wholly owned subsidiary of Bradford Bank MHC (the “MHC”).  This Plan of Conversion provides for the conversion of the MHC from the mutual holding company form of organization to the fully public stock holding company form of organization.  As part of the Conversion, the Savings Bank will become the wholly owned subsidiary of a newly formed Maryland corporation (the “Holding Company”) and the Holding Company will issue 100% of its stock in the Offerings, all as described in this Plan.

In furtherance of the Savings Bank’s commitment to its community, the Plan provides for the establishment of a charitable foundation as part of the Conversion.  The Foundation is intended to complement the Savings Bank’s existing community reinvestment activities in a manner that will allow the Savings Bank’s local communities to share in the growth and profitability of the Holding Company and the Savings Bank over the long term.  Consistent with the Savings Bank’s goal, the Holding Company intends to donate to the Foundation immediately following the Offerings cash plus a number of shares of its authorized but unissued Common Stock in an amount up to 8% of the Common Stock issued in the Offerings.

A.                                    Business Purposes for the Conversion

The Boards of Directors of the MHC, Bradford Bancorp and the Savings Bank believe that a conversion of the MHC to stock form is in the best interests of the MHC, Members of the MHC, Bradford Bancorp and the Savings Bank.  The Board of Directors determined that this Plan of Conversion equitably provides for the interests of Members through the granting of subscription rights and the establishment of a liquidation account.

The Conversion will provide the Savings Bank with a larger capital base that will enhance its ability to pursue lending and investment opportunities, as well as opportunities for growth and expansion, including the Patapsco Merger. The Conversion also will provide a more flexible operating structure, which will enable the Savings Bank to compete more effectively with other financial institutions.

B.                                    Procedure for Conversion

As described in greater detail herein in Section 3, pursuant to the Plan:

(i)            The Savings Bank will form a new first-tier subsidiary, which will be incorporated under the laws of the state of Maryland as a stock corporation (the “Holding Company”).

(ii)           Bradford Bancorp will convert to an interim federal stock savings bank (“Interim II”).  Interim II will merge with and into the Savings Bank.

(iii)          The MHC will convert to an interim federal stock savings bank (“Interim I”).  Interim I will merge with and into the Savings Bank.  In connection with that merger, a liquidation account will be established by the Savings Bank for the benefit of Members.

(iv)          The Holding Company will form an interim federal stock savings bank (“Interim III”) as a wholly owned subsidiary.  Interim III will merge with and into the Savings Bank, pursuant to which the Savings Bank will become a wholly owned subsidiary of the Holding Company.

(v)           The Holding Company will issue and sell its Common Stock in the Offerings as provided herein.

C.            Approval of the Plan

On March 16, 2007, after careful study and consideration, the Boards of Directors of Bradford Bancorp, the MHC and the Savings Bank adopted this Plan and the funding of the Foundation.  The Plan and the funding of the Foundation must be approved by the affirmative vote of a majority of the total number of votes eligible to be cast by Members of the MHC.  Before submitting the Plan and the funding of the Foundation to the Members for consideration, the Plan and the funding of the Foundation must be approved by the Office of Thrift Supervision.

2.                                      DEFINITIONS.

As used in this Plan, the terms set forth below have the following meaning:

ACTING IN CONCERT means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.  A Person that acts in concert with another Person (“other party”) shall also be deemed to be acting in concert with any Person that is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated and participants or beneficiaries of any such Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the Board of Directors of the Savings Bank or Officers delegated by such Board and may be based on any evidence upon which the Board or such delegatee chooses to rely, including, without limitation, joint account relationships or the fact that such Persons have filed joint Schedules 13D or Schedules 13G with the SEC with respect to other companies. Directors of the Holding Company, the Savings Bank, Bradford Bancorp, and the MHC shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards.

AFFILIATE means a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

ASSOCIATE of a Person means (i) a corporation or organization (other than the MHC, Bradford Bancorp, the Holding Company, the Savings Bank or a majority-owned subsidiary of the MHC, Bradford Bancorp, the Holding Company or the Savings Bank), if the Person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization, (ii) a trust or other estate, if the Person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate, provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan of the MHC, Bradford Bancorp, the Holding Company or the Savings Bank in which such Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any person who is related by blood or marriage to such Person and who lives in the same home as the Person or who is a director or senior officer of the MHC, Bradford Bancorp, the Holding Company or the Savings Bank or any of their subsidiaries.

BRADFORD BANCORP means Bradford Bancorp, Inc., an existing federally-chartered stock corporation.

CODE means the Internal Revenue Code of 1986, as amended.

COMMON STOCK means the shares of common stock, par value $0.01 per share, to be contributed to the Foundation by the Holding Company and to be issued and sold by the Holding Company in the Offerings, including Patapsco Merger Shares (issued as described in Section 9(e)), if any, all pursuant to this Plan of Conversion.  The Common Stock will not be insured by the Federal Deposit Insurance Corporation.

COMMUNITY OFFERING means the offering for sale by the Holding Company of any shares of Common Stock not subscribed for in the Subscription Offering to such Persons as may be selected by the Holding Company and the Savings Bank in their sole discretion and to whom a copy of the Prospectus is delivered by or on behalf of the Holding Company.

CONTROL (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

CONVERSION means:  (i) the conversion of Bradford Bancorp to an interim federal stock bank and the subsequent Mid-Tier Merger pursuant to which Bradford Bancorp will cease to exist; (ii) the conversion of the MHC to an interim federal stock savings bank and the subsequent MHC Merger, pursuant to which the MHC will cease to exist; (iii) the Savings Bank Merger, pursuant to which the Savings Bank will become a wholly owned subsidiary of the Holding Company; and (iv) the issuance of Common Stock in the Offerings as provided herein.

DEPOSIT ACCOUNT means any withdrawable account as defined in Section 561.42 of the Rules and Regulations of the OTS, including a demand account as defined in Section 561.16 of the Rules and Regulations of the OTS.

ELIGIBLE ACCOUNT HOLDER means any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining Subscription Rights.

ELIGIBILITY RECORD DATE means the date for determining Qualifying Deposits of Eligible Account Holders and is the close of business on December 31, 2005.

ESOP means a Tax-Qualified Employee Stock Benefit Plan adopted by the Holding Company or the Savings Bank in connection with the Conversion, the purpose of which shall be to acquire shares of the Common Stock.

ESTIMATED PRICE RANGE means the range of the estimated aggregate pro forma market value of the total number of shares of Common Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section 4 hereof.

FDIC means the Federal Deposit Insurance Corporation or any successor thereto.

FOUNDATION means a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Code, the establishment and funding of which is contemplated by Section 3A herein.

HOLDING COMPANY means the stock corporation to be organized under the laws of the state of Maryland, that, upon completion of the Conversion, shall hold all of the outstanding capital stock of the Savings Bank.

INDEPENDENT APPRAISER means the independent investment banking or financial consulting firm retained by the Primary Parties to prepare an appraisal of the estimated pro forma market value of the Common Stock.

INTERIM I means Bradford Interim Federal Savings Bank I, which will be the resultant entity following the conversion of the MHC to an interim federal stock savings bank.  Interim I will subsequently be merged with and into the Savings Bank.

INTERIM II means Bradford Interim Federal Savings Bank II, which will be the resultant entity following the conversion of Bradford Bancorp to an interim federal stock savings bank.  Interim II will subsequently be merged with and into the Savings Bank.

INTERIM III means Bradford Interim Federal Savings Bank III, which will be formed as an interim federal stock savings bank and a wholly-owned subsidiary of the Holding Company to effect the Savings Bank Merger.

MANAGEMENT PERSON means any Officer or director of the Savings Bank, the MHC, Bradford Bancorp or the Holding Company or any Affiliate of the Savings Bank, the MHC, Bradford Bancorp or the Holding Company and any person Acting in Concert with such Officer or director.

MAXIMUM SHARES means the number of shares representing the maximum of the Estimated Price Range as set forth in the Prospectus.

MEMBER means any Person qualifying as a member of the MHC in accordance with its charter and bylaws and the laws of the United States.

MHC means Bradford Bank MHC, a federally-chartered mutual holding company.

MHC MERGER means the merger of Interim I (the successor to the MHC following its conversion to an interim federal stock savings bank) with and into the Savings Bank pursuant to the Agreement and Plan of Merger attached to this Plan as Exhibit B.

MID-TIER MERGER means the merger of Interim II (the successor to Bradford Bancorp following its conversion to an interim federal stock savings bank) with and into the Savings Bank pursuant to the Agreement and Plan of Merger attached to this Plan as Exhibit A.

OFFERINGS means the offering of Common Stock to Persons other than the Foundation in the Subscription Offering, the Community Offering and the Syndicated Community or Public Offering and as issued pursuant to Section 9(e) in connection with the Patapsco Merger.

OFFICER means the president, chief executive officer, vice-president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

ORDER FORM means the form or forms to be provided by the Holding Company, containing all such terms and provisions as set forth in Section 11 hereof, to a Participant or other Person by which Common Stock may be ordered in the Subscription Offering and in the Community Offering.

OTHER MEMBER means a Voting Member who is not an Eligible Account Holder or a Supplemental Eligible Account Holder.

OTS means the Office of Thrift Supervision or any successor thereto.

PARTICIPANT means any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder or Other Member, but does not include the Foundation.

PATAPSCO BANCORP means Patapsco Bancorp, Inc., a bank holding company, and The Patapsco Bank, its wholly owned subsidiary, that will be merged into the Holding Company (or a subsidiary thereof) at the closing of, or following, the Conversion.

PATAPSCO MERGER means the merger of Patapsco Bancorp into the Holding Company (or a subsidiary thereof) at the closing of, or following, the Conversion.

PATAPSCO MERGER SHARES means any shares of Holding Company Common Stock issued to stockholders of Patapsco Bancorp in consideration of the Patapsco Merger.

PERSON means an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any political subdivision of a government.

PLAN and PLAN OF CONVERSION mean this Plan of Conversion as adopted by the Board of Directors of the MHC, Bradford Bancorp and the Savings Bank and any amendment hereto approved as provided herein.

PLAN PARTICIPANT means  any individual participant in a Tax-Qualified Employee Stock Benefit Plan.

PREFERRED SUBSCRIBER means, for purposes of any Community Offering, natural persons and trusts of natural persons residing in Baltimore City and Anne Arundel, Baltimore and Howard Counties in Maryland.

PRIMARY PARTIES means the MHC, Bradford Bancorp, the Savings Bank and the Holding Company.

PROSPECTUS means the one or more documents to be used in offering the Common Stock in the Offerings.

PROXY STATEMENT means the document used to solicit approval of the Plan and the funding of the Foundation by Voting Members.

PUBLIC OFFERING means an underwritten firm commitment offering to the public through one or more underwriters.

PURCHASE PRICE means the price per share at which the Common Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

QUALIFYING DEPOSITS means: (A) the aggregate balance of all Deposit Accounts in the Savings Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50; (B) the aggregate balance of all Deposit Accounts in American Bank of an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50 and provided further that such deposit account in American Bank was assumed by the Savings Bank pursuant to the Purchase Agreement by and between American Bank and the Savings Bank, dated June 7, 2006; (C) the aggregate balance of all Deposit Accounts in Valley Bank of Maryland of an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50; (D) the aggregate balance of all Deposit Accounts in Golden Prague Federal Savings and Loan Association (provided the merger of the Savings Bank and Golden Prague Federal Savings and Loan Association is consummated prior to the closing of the Conversion) of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50; and (E) the aggregate balance of all Deposit Accounts in Senator Bank (provided the merger of the Savings Bank and Senator Bank is consummated prior to the closing of the Conversion) of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

SAVINGS BANK means Bradford Bank, a federal stock savings bank.

SAVINGS BANK BENEFIT PLANS includes, but is not limited to, Tax-Qualified Employee Stock Benefit Plans and Non-Tax-Qualified Employee Stock Benefit Plans.

SAVINGS BANK COMMON STOCK means the common stock of the Savings Bank, par value $1.00 per share, which stock is not and will not be insured by the FDIC or any other governmental authority, all of which will be held by the Holding Company after the Conversion.

SAVINGS BANK MERGER means the Merger of Interim III with and into the Savings Bank pursuant to the Plan of Merger included as Exhibit C hereto.

SEC means the Securities and Exchange Commission.

SPECIAL MEETING means the Special Meeting of Voting Members called for the purpose of submitting this Plan and the funding of the Foundation to the Members for their approval, including any adjournments of such meeting.

SUBSCRIPTION OFFERING means the offering of the Common Stock to Participants.

SUBSCRIPTION RIGHTS means nontransferable rights to subscribe for Common Stock granted to Participants pursuant to the terms of this Plan.

SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER means any Person, except directors and Officers of Bradford Bancorp, the MHC or the Savings Bank and their Associates, holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date.

SUPPLEMENTAL ELIGIBILITY RECORD DATE, if applicable, means the date for determining Supplemental Eligible Account Holders and shall be required if the Eligibility Record Date is more than 15 months prior to the date of the approval of the Conversion by the OTS.  If applicable, the Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding OTS approval of the Conversion.

SYNDICATED COMMUNITY OFFERING means the offering for sale by a syndicate of broker-dealers to the general public of shares of Common Stock not purchased in the Subscription Offering and the Community Offering.

TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the employees of the Holding Company and/or the Savings Bank and any Affiliate thereof and which, with its related trust, meets the requirements to be “qualified” under Section 401 of the Code as from time to time in effect.  A “Non-Tax-Qualified Employee Stock Benefit Plan” is any defined benefit plan or defined contribution stock benefit plan that is not so qualified.

VOTING MEMBER means a Person who, at the close of business on the Voting Record Date, is entitled to vote as a Member of the MHC in accordance with its mutual charter and bylaws.

VOTING RECORD DATE means the date or dates for determining the eligibility of Members to vote at the Special Meeting.

3.                                      GENERAL PROCEDURE FOR THE CONVERSION.

A.            Steps for Conversion; Regulatory Filings

(i)            After the Savings Bank’s organization of the Holding Company and the receipt of all requisite regulatory approvals, the Holding Company will form Interim III as its wholly owned subsidiary and the Board of Directors of Interim III shall adopt the Plan of Merger included as Exhibit C hereto by at least a two-thirds vote.  The Holding Company shall approve such Plan of Merger in its capacity as the sole stockholder of Interim III and Bradford Bancorp shall approve the Plan and the Plan of Merger in its capacity as the sole stockholder of the Savings Bank.

(ii)           An application for the Conversion, including the Plan and all other requisite material (the “Application for Conversion”), shall be submitted to the OTS for approval.  The MHC, Bradford Bancorp and the Savings Bank also will cause notice of the adoption of the Plan by the Boards of Directors of the MHC, Bradford Bancorp and the Savings Bank to be given by publication in accordance with the requirements of applicable regulations of the OTS and will cause copies of the Plan to be made available at each office of the MHC, Bradford Bancorp and the Savings Bank for inspection by Members.  The MHC, Bradford Bancorp and the Savings Bank will also cause to be published, in accordance with the requirements of applicable regulations of the OTS, a notice of the filing with the OTS of an application to convert the MHC from mutual to stock form.

(iii)          Promptly following receipt of requisite approval of the OTS, the Plan and the funding of the Foundation will be submitted to the Voting Members for their consideration and approval at the Special Meeting.  The MHC may, at its option, mail to all Voting Members, at their last known address appearing on the records of the MHC and the Savings Bank, the Proxy Statement.  The Holding Company also shall mail to all such Members (as well as other Participants) a Prospectus and Order Form for the purchase of Common Stock, subject to the provisions of Section 11 hereof.

(iv)          Subscription Rights to purchase shares of Common Stock will be issued without payment therefor to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders and Other Members, as set forth in Sections 5 through 8 hereof.

(v)           The Holding Company shall submit or cause to be submitted a holding company application to the OTS for approval of the acquisition of the Savings Bank.  All notices required to be published in connection with such applications shall be published at the times required.

(vi)          The Holding Company shall file a Registration Statement with the SEC to register the Common Stock to be issued in the Conversion, including Common Stock to be issued to the Foundation, under the Securities Act of 1933, as amended, and shall register such Common Stock under any applicable state securities laws.  Upon registration and after the receipt of all required regulatory approvals, the Common Stock shall be first offered for sale in a Subscription Offering to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders, if any, and Other Members.  It is anticipated that any shares of Common Stock remaining unsold after the Subscription Offering will be sold through a Community Offering, a Syndicated Community Offering and/or a Public Offering.  The purchase price per share for the Common Stock shall be a uniform price determined in accordance with Section 4 hereof and shall be set forth in the Prospectus.  The Holding Company shall contribute to the Savings Bank an amount of at least fifty percent (50%) of the net proceeds received by the Holding Company from the sale of Common Stock.

(vii)         All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Bradford Bancorp shall be automatically transferred to and vested in the Holding Company by virtue of the Conversion without any deed or other document of transfer.  The Holding Company, without any order or action on the part of any court or otherwise and without any document of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or fiduciary in the same manner and to the same extent as such rights, franchises, interests and powers were held or enjoyed by Bradford Bancorp.  The Holding Company shall be responsible for all of the liabilities, restrictions and duties of every kind and description of Bradford Bancorp immediately before the Conversion, including liabilities for all debts, obligations and contracts of Bradford Bancorp, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, book or accounts or records of Bradford Bancorp.

(viii)        The home office and branch offices of the Savings Bank shall be unaffected by the Conversion.  The executive offices of the Holding Company shall be located at the current offices of the MHC and Bradford Bancorp.

(ix)           Each Deposit Account of the Savings Bank at the effective date shall remain a Deposit Account in the Savings Bank for the same amount and subject to the same terms and conditions applicable to such Deposit Account before the Conversion.

(x)            The Board of Directors of the Savings Bank also intends to take all necessary steps to establish the Foundation and to fund the Foundation in the manner set forth in Section 3A hereof.

B.            Votes Required for Consummation of Conversion

The Plan and the funding of the Foundation are subject to the approval of the OTS and must be adopted by at least a majority of the total number of votes eligible to be cast by Voting Members at the Special Meeting.

C.            Consummation of the Conversion

The effective date of the Conversion shall be the date set forth in Section 27 hereof.  Upon the effective date, the following transactions shall occur:

(i)            Bradford Bancorp shall convert into an interim federal stock savings bank and simultaneously merge with and into the Savings Bank in the Mid-Tier Merger, with the Savings Bank being the surviving institution.  As a result of the Mid-Tier Merger, the MHC will receive shares of Savings Bank Common Stock in exchange for its Bradford Bancorp common stock.  Immediately thereafter, the MHC shall convert from a mutual holding company to an interim federal stock savings bank and merge with and into the Savings Bank in the MHC Merger, with the Savings Bank being the surviving institution.  As a result of the MHC Merger, the shares of Savings Bank Common Stock held by the MHC (as converted) shall be canceled and Members of the MHC will be granted interests in the liquidation account to be established by the Savings Bank pursuant to Section 15 hereof.

(ii)           Interim III shall merge with and into the Savings Bank pursuant to the Savings Bank Merger, with the Savings Bank being the surviving institution.  As a result of the Savings Bank Merger, the shares of Holding Company common stock held by the Savings Bank shall be canceled, and the shares of common stock of Interim III held by the Holding Company shall be converted into shares of Savings Bank Common Stock on a one-for-one basis, with the result that the Savings Bank shall become a wholly owned subsidiary of the Holding Company.

(iii)          The Holding Company shall sell the Common Stock in the Offerings, as provided herein.

D.            Retention of Investment Bankers and Financial Advisors

The Primary Parties may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Conversion, including in connection with the Offerings the payment of fees to brokers and investment bankers for assisting Persons in completing and/or submitting Order Forms.  All fees, expenses, retainers and similar items shall be reasonable.

3A.          ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION.

As part of the Conversion, the Savings Bank intends to establish a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Code and to donate to the Foundation from authorized but unissued shares of Common Stock an amount up to 8% of the number of shares of Common Stock issued in the Offerings.  The Holding Company also may make a contribution of cash or marketable securities to the Foundation.  The Foundation is being formed in connection with the Conversion to complement the Savings Bank’s existing community reinvestment activities and to share with the Savings Bank’s local community a part of the Savings Bank’s financial success as a locally headquartered, community minded, financial services institution.  The funding of the Foundation with Common Stock accomplishes this goal as it enables the community to share in the growth and profitability of the Holding Company and the Savings Bank over the long-term.

The Foundation will be dedicated to the promotion of charitable purposes within the Savings Bank’s community.  The Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Foundation assets each year, less certain expenses.  To serve the purposes for which it was formed, the Foundation may sell, on an annual basis, a limited portion of the Common Stock contributed to it by the Holding Company.

The Board of Directors of the Foundation will be comprised of individuals who are Officers and/or Directors of the Holding Company or the Savings Bank.  Additionally, for at least five years after the Foundation’s organization, one member of the Foundation’s Board of Directors must be a member of the local community that is not an officer, director or employee of the Holding Company, the Savings Bank or any of its Affiliates and who has experience with local charitable organizations and grant making.  The Board of Directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation.

4.                                      TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF COMMON STOCK.

(a)           The aggregate price at which shares of Common Stock shall be sold in the Offerings shall be based on a pro forma valuation of the aggregate market value of the Common Stock prepared by the Independent Appraiser.  The valuation shall be based on financial information relating to the Primary Parties, market, financial and economic conditions, a comparison of the Primary Parties with selected publicly-held financial institutions and holding companies and with comparable financial institutions and holding companies and such other factors as the Independent Appraiser may deem to be important, including, but not limited to, the projected operating results and financial condition of the Holding Company and the Savings Bank.  The valuation shall be stated in terms of an Estimated Price Range, the maximum of which shall be no more than 15% above the average of the minimum and maximum of such price range and the minimum of which shall be no more than 15% below such average.  The valuation shall be updated during the Conversion as market and financial conditions warrant and as may be required by the OTS.

(b)           Based upon the independent valuation, the Boards of Directors of the Primary Parties shall fix the Purchase Price and the number of shares of Common Stock to be offered in the Offerings. The Purchase Price shall be a uniform price determined in accordance with applicable OTS rules and regulations.  The total number of shares of Common Stock to be issued in the Offerings shall be determined by the Boards of Directors of the Primary Parties upon conclusion of the Offerings in consultation with the Independent Appraiser and any financial advisor or investment banker retained by the Primary Parties in connection with such Offerings.

(c)           Subject to the approval of the OTS, the Estimated Price Range may be increased or decreased to reflect market, financial and economic conditions before completion of the Conversion or to fill the order of the Tax-Qualified Employee Stock Benefit Plans, and under such circumstances the Primary Parties may increase or decrease the total number of shares of Common Stock to be issued in the Offerings to reflect any such change.  Notwithstanding anything to the contrary contained in this Plan, no resolicitation of subscribers shall be required and subscribers shall not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock in the Offerings are less than the minimum or more than 15% above the maximum of the Estimated Price Range set forth in the Prospectus.  In the event of an increase in the total number of shares offered in the Offerings due to an increase in the Estimated Price Range, the priority of share allocation shall be as set forth in this Plan.

5.             SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY).

                (a)           Each Eligible Account Holder shall receive, as first priority and without payment, Subscription Rights to purchase up to the greater of (i) $500,000 of Common Stock (or such maximum purchase limitation as may be established for the Community Offering, and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Offerings, or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock issued by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders, in each case subject to Section 10 hereof.

                (b)           In the event of an oversubscription for shares of Common Stock pursuant to Section 5(a), available shares shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares that will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares.  Any available shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares shall be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the Qualifying Deposits of each such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

                (c)           Subscription Rights of Eligible Account Holders who are also directors or Officers of the Primary Parties and their Associates shall be subordinated to those of other Eligible Account Holders to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

6.                                      SUBSCRIPTION RIGHTS OF TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS (SECOND PRIORITY).

                Tax-Qualified Employee Stock Benefit Plans shall receive, without payment, Subscription Rights to purchase in the aggregate up to 10% of the Common Stock, including the Common Stock contributed to the Foundation.  The Subscription Rights granted to Tax-Qualified Employee Stock Benefit Plans shall be subject to the availability of shares of Common Stock after taking into account the shares of Common Stock purchased by Eligible Account Holders; provided, however, that if the total number of shares of Common Stock is increased to any amount greater than the number of shares representing the maximum of the Estimated Price Range as set forth in the Prospectus (the “Maximum Shares”), the ESOP shall have a priority right to purchase any such shares exceeding the Maximum Shares up to an aggregate of 10% of the Common Stock, including Common Stock contributed to the Foundation.  Shares of Common Stock purchased by any individual participant (“Plan Participant”) in a Tax-Qualified Employee Stock Benefit Plan using funds therein pursuant to the exercise of Subscription Rights granted to such Participant in his individual capacity as an Eligible Account Holder and/or Supplemental Eligible Account Holder and/or purchases by such Plan Participant in the Community Offering shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of calculating the maximum amount of Common Stock that Tax-Qualified Employee Stock Benefit Plans may purchase pursuant to the first sentence of this Section 6 if the individual Plan Participant controls or directs the investment authority with respect to such account or subaccount.  Consistent with applicable laws and regulations and policies and practices of the OTS, the Tax-Qualified Employee Stock Benefit Plans may use funds contributed by the Holding Company or the Savings Bank and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Savings Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Savings Bank to fail to meet any applicable regulatory capital requirement.  The Tax-Qualified Employee Stock Benefit Plans may, in whole or in part, fill their orders through open market purchases subsequent to the closing of the Offering.

The Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be an Associate or Affiliate of, or Person Acting in Concert with, any Management Person.

7.                                      SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY).

                (a)           In the event that the Eligibility Record Date is more than 15 months before the date of OTS approval of the Plan, then, and only in that event, a Supplemental Eligibility Record Date shall be set and each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $500,000 of Common Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Offerings or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock issued by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Supplemental Eligible Account Holders, in each case subject to Section 10 hereof and the availability of shares of Common Stock for purchase after taking into account the shares of Common Stock purchased by Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans through the exercise of Subscription Rights under Sections 5 and 6 hereof.

                (b)           In the event of an oversubscription for shares of Common Stock pursuant to Section 7(a), available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation (including the number of shares, if any, allocated in accordance with Section 5(a)) equal to the lesser of the number of shares subscribed for or 100 shares.  Any remaining available shares shall be allocated among subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of their respective Qualifying Deposits bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

8.             SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY).

                (a)           Each Other Member shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $500,000 of Common Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering) and (ii) one-tenth of 1% of the total offering of shares in the Offerings, subject to Section 10 hereof and the availability of shares of Common Stock for purchase after taking into account the shares of Common Stock purchased by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders, if any, through the exercise of Subscription Rights under Sections 5, 6 and 7 hereof.

                (b)           If, pursuant to this Section 8, Other Members subscribe for a number of shares of Common Stock in excess of the total number of shares of Common Stock remaining, available shares shall be allocated among subscribing Other Members so as to permit each such Other Member, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares.  Any remaining available shares shall be allocated among subscribing Other Members whose subscriptions remain unsatisfied on a pro rata basis in the same proportion as each such Other Member’s subscription bears to the total subscriptions of all such subscribing Other Members, provided that no fractional shares shall be issued.

9.                                      COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING, PUBLIC OFFERING AND OTHER OFFERINGS.

                (a)           If less than the total number of shares of Common Stock offered by the Holding Company are sold in the Subscription Offering, it is anticipated that all such remaining shares shall, if practicable, be sold in a Community Offering.  Subject to the requirements set forth herein, the manner in which Common Stock is sold in the Community Offering shall have as the objective the achievement of the widest possible distribution of such stock.  The Primary Parties may commence the Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

                (b)           In the event of a Community Offering, all shares of Common Stock that are not subscribed for in the Subscription Offering shall be offered for sale by means of a direct community marketing program, which may provide for the use of brokers, dealers or investment banking firms experienced in the sale of financial institution securities.  Any available shares in excess of those subscribed for in the Subscription Offering will be available for purchase by members of the general public to whom a Prospectus is delivered by the Holding Company or on its behalf, with preference given first to natural persons and trusts of natural persons residing in Baltimore City and Anne Arundel, Baltimore and Howard Counties in Maryland (“Preferred Subscribers”).

                (c)           A Prospectus and Order Form shall be furnished to such Persons as the Primary Parties may select in connection with the Community Offering, and each order for Common Stock in the Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Community Offering.  In the event of an oversubscription for shares in the Community Offering, available shares will be allocated first to each Preferred Subscriber whose order is accepted in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible.  Thereafter, unallocated shares shall be allocated among the Preferred Subscribers whose accepted orders remain unsatisfied on an equal number of shares per order basis until all available shares have been allocated, provided that no fractional shares shall be issued.  If there are any shares remaining after all accepted orders by Preferred Subscribers have been satisfied, such remaining shares shall be allocated to other members of the general public who purchase in the Community Offering, applying the same allocation described above for Preferred Subscribers.

                (d)           No Person may purchase more than $500,000 of Common Stock in the Community Offering; provided, however, that this amount may be increased to up to 5% of the total offering of shares of Common Stock or decreased to less than $500,000, subject to any required regulatory approval but without the further approval of Members or the resolicitation of subscribers.

                (e)           Notwithstanding Sections 9(a) through 9(d), if subscriptions totaling at least the minimum of the Estimated Price Range are not received in the Subscription Offering in the categories described in Sections 5 through 8 hereof, then unsubscribed shares of Common Stock may be issued to stockholders of Patapsco Bancorp in exchange for their shares of Patapsco Bancorp or in any other manner that facilitates the completion of the Patapsco Merger, provided that the total Patapsco Merger Shares, including the Patapsco Merger Shares issued pursuant to this Section 9(e), are less than 50% of the outstanding Common Stock immediately after the closing of the Conversion and the Patapsco Merger.  Common Stock may only be issued pursuant to this Section 9(e) in order to achieve the minimum of the Estimated Price Range.

                (f)            Subject to such terms, conditions and procedures as may be determined by the Primary Parties, all shares of Common Stock not subscribed for in the Subscription Offering or ordered in the Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering.  Each order for Common Stock in the Syndicated Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering.  The amount of Common Stock that any Person may purchase in the Syndicated Community Offering shall not exceed $500,000 of Common Stock, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Common Stock or decreased to less than $500,000, subject to any required regulatory approval but without the further approval of Members or the resolicitation of subscribers; and provided further that, to the extent applicable, and subject to the limitations on purchases of Common Stock set forth in this Section 9(e) and Section 10 of this Plan, in the event of an oversubscription for shares in the Syndicated Community Offering orders for Common Stock in the Syndicated Community Offering shall first be filled to a maximum of 2% of the total number of shares of Common Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares per order basis until all available shares have been allocated, provided no fractional shares shall be issued.  The Primary Parties may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and/or Community Offering, and the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

                (g)           The Primary Parties may sell any shares of Common Stock remaining following the Subscription Offering and the Community Offering in a Public Offering instead of a Syndicated Community Offering.  The provisions of Section 10 hereof shall not be applicable to the sales to underwriters for purposes of the Public Offering but shall be applicable to sales by the underwriters to the public.  The price to be paid by the underwriters in such an offering shall be equal to the Purchase Price less an underwriting discount to be negotiated among such underwriters and the Primary Parties, subject to any required regulatory approval or consent.

                (h)           If, for any reason, a Syndicated Community Offering or Public Offering of shares of Common Stock not sold in the Subscription Offering and the Community Offering cannot be effected, or if any insignificant residue of shares of Common Stock is not sold in the Offerings, the Primary Parties shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

10.          LIMITATIONS ON SUBSCRIPTIONS AND PURCHASES OF COMMON STOCK.

                The following limitations shall apply to all purchases of Common Stock in the Offerings:

                (a)           Except in the case of Tax-Qualified Employee Stock Benefit Plans in the aggregate, and in addition to the other restrictions and limitations set forth herein, no Person may subscribe for or purchase more than $500,000 of Common Stock in the Offerings and no Person, any Person together with any Associates or Persons otherwise Acting in Concert may, directly or indirectly, subscribe for or purchase more than $500,000 of Common Stock in the Offerings.

                (b)           The maximum number of shares of Common Stock that may be purchased in the Conversion by the ESOP shall not exceed 8% of the total Common Stock issued in the Conversion, including shares contributed to the Foundation, the maximum number of shares that may be allocated to all Tax-Qualified Employee Stock Benefit Plans shall not exceed 10% of the total Common Stock issued in the Conversion, including shares contributed to the Foundation, in each instance, including any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and before completion of the Offerings; provided, however, that purchases of Common Stock that are made by Plan Participants pursuant to the exercise of Subscription Rights granted to such Plan Participant in his or her individual capacity as a Participant or purchases by a Plan Participant in the Community Offering using the funds thereof held in Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of this Section 10(b).

                (c)           The number of shares of Common Stock that directors and Officers of the Primary Parties and their Associates may purchase in the aggregate in the Offerings shall not exceed 26% of the total shares sold in the Offerings, including any shares that may be sold in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and before completion of the Offerings.

                (d)           No Person may purchase fewer than 25 shares of Common Stock in the Offerings, to the extent such shares are available; provided, however, that if the Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Purchase Price for such minimum shares will not exceed $500.00.

                (e)           For purposes of the foregoing limitations and the determination of Subscription Rights, (i) directors, Officers and employees of the Primary Parties or their subsidiaries shall not be deemed to be Associates or a group Acting in Concert solely as a result of their capacities as such, (ii) shares purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in Section 10(c) or Section 10(d) hereof, and (iii) shares purchased by a Tax-Qualified Employee Stock Benefit Plan pursuant to instructions of an individual in an account in such plan in which the individual has the right to direct the investment, including any plan of the Savings Bank qualified plan under Section 401(k) of the Code, shall be aggregated and included in that individual’s purchases and not attributed to the Tax-Qualified Employee Stock Benefit Plan.

                (f)            Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Members, the Primary Parties may increase or decrease any of the individual or aggregate purchase limitations set forth herein to a percentage which does not exceed 5% of the total offering of shares of Common Stock in the Conversion whether before, during or after the Subscription Offering, Community Offering and/or Syndicated Community Offering.  If an individual purchase limitation is increased after commencement of the Subscription Offering or any other offering, the Primary Parties shall permit any Person who subscribed for the maximum number of shares of Common Stock to purchase an additional number of shares, so that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights.  If any of the individual or aggregate purchase limitations are decreased after commencement of the Subscription Offering or any other offering, the orders of any Person who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.  In the event the maximum purchase limitation is increased to 5% of the shares sold in the Offerings, such limitation may be further increased to 9.99%, provided that orders for Common Stock exceeding 5% of the shares of Common Stock sold in the Offerings shall not exceed in the aggregate 10% of the total shares of Common Stock sold in the Offerings.

                (g)           The Primary Parties shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable to monitor and enforce the terms, conditions, limitations and restrictions contained in this Section 10 and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Common Stock that they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the Primary Parties and their respective Boards shall be free from any liability to any Person on account of any such action.

11.                               TIMING OF SUBSCRIPTION OFFERING; MANNER OF EXERCISING SUBSCRIPTION RIGHTS AND ORDER FORMS.

                (a)           The Offerings shall be conducted in compliance with the Securities Exchange Act of 1933, as amended and, to the extent applicable, Form OC.  The Subscription Offering may be commenced concurrently with or at any time after the mailing of the Proxy Statement to Members.  The Subscription Offering may be closed before the Special Meeting of Members, provided that the offer and sale of the Common Stock shall be conditioned upon the approval of the Plan by the Voting Members at the Special Meeting.

                (b)           The exact timing of the commencement of the Subscription Offering shall be determined by the Primary Parties in consultation with the Independent Appraiser and any financial or advisory or investment banking firm retained by them in connection with the Conversion.  The Primary Parties may consider a number of factors, including, but not limited to, their current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular.  The Primary Parties shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

                (c)           Promptly after the SEC has declared the Registration Statement, which includes the Prospectus, effective and all required regulatory approvals have been obtained, the Primary Parties shall, distribute or make available the Prospectus, together with Order Forms for the purchase of Common Stock, to all Participants for the purpose of enabling them to exercise their respective Subscription Rights, subject to Section 13 hereof.

                (d)           A single Order Form for all Deposit Accounts maintained with the Savings Bank by an Eligible Account Holder and any Supplemental Eligible Account Holder may be furnished, irrespective of the number of Deposit Accounts maintained with the Savings Bank on the Eligibility Record Date and Supplemental Eligibility Record Date, respectively.  No person holding a Subscription Right may exceed any otherwise applicable purchase limitation by submitting multiple orders for Common Stock.  Multiple orders are subject to adjustment, as appropriate, on a pro rata basis and deposit balances will be divided equally among such orders in allocating shares in the event of an oversubscription.

                (e)           The recipient of an Order Form shall have no less than 20 days and no more than 45 days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the Primary Parties.  The Primary Parties may extend such period by such amount of time as they determine is appropriate.  Failure of any Participant to deliver a properly executed Order Form to the Primary Parties, along with full payment (or authorization for full payment by withdrawal) for the shares of Common Stock subscribed for, within the time limits prescribed, shall be deemed a waiver and release by such person of any rights to subscribe for shares of Common Stock.  Each Participant shall be required to confirm to the Primary Parties by executing an Order Form that such Person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan.

                (f)            The Primary Parties shall have the absolute right, in their sole discretion and without incurring any liability to any Participant or other Person, to reject any Order Form, including, but not limited to, any Order Form that is (i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper and full payment (or authorization of withdrawal for full payment) or, in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price at any time prior to 48 hours before the completion of the Offerings; or (iv) submitted by a Person whose representations the Primary Parties believe to be false or who they otherwise believe, either alone, or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan.  Furthermore, if (i) Order Forms are not delivered and are returned to the Primary Parties by the United States Postal Service or the Primary Parties are unable to locate the addressee, or (ii) Order Forms are not mailed pursuant to a “no mail” order placed in effect by the account holder, the Subscription Rights of the Person to which such rights have been granted will lapse as though such Person failed to return the contemplated Order Form within the time period specified thereon.  The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Common Stock by such date as they may specify.  The interpretation by the Primary Parties of the terms and conditions of the Order Forms shall be final and conclusive.

12.          PAYMENT FOR COMMON STOCK.

                (a)           Payment for shares of Common Stock subscribed for by Participants in the Subscription Offering and payment for shares of Common Stock ordered by Persons in the Community Offering shall be equal to the Purchase Price multiplied by the number of shares that are being subscribed for or ordered, respectively.  Such payment may be made in cash, if delivered in person, or by check, bank draft or money order at the time the Order Form is delivered to the Savings Bank, provided that checks will only be accepted subject to collection.  The Primary Parties, in their sole and absolute discretion, may also elect to receive payment for shares of Common Stock by wire transfer.  In addition, the Primary Parties may elect to provide Participants and/or other Persons who have a Deposit Account with the Savings Bank the opportunity to pay for shares of Common Stock by authorizing the Savings Bank to withdraw from such Deposit Account an amount equal to the aggregate Purchase Price of such shares.  Payment may also be made by a Participant using funds held for such Participant’s benefit by a Savings Bank Benefit Plan to the extent that such plan allows participants or any related trust established for the benefit of such participants to direct that some or all of their individual accounts or sub-accounts be invested in Common Stock.

                (b)           Notwithstanding the above, if the Tax-Qualified Employee Stock Benefit Plans subscribe for shares of Common Stock during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares subscribed for by such plans upon consummation of the Offerings, provided that, in the case of the employee stock ownership plan, there is in force from the time of its subscription until the consummation of the Offerings, a loan commitment to lend to the employee stock ownership plan, at such time, the aggregate price of the shares for which it subscribed.

                (c)           If a Participant or other Person authorizes the Savings Bank to withdraw the amount of the Purchase Price from his or her Deposit Account, the Savings Bank shall have the right to make such withdrawal or to freeze funds equal to the aggregate Purchase Price upon receipt of the Order Form.  Notwithstanding any regulatory provisions regarding penalties for early withdrawals from certificate accounts, the Savings Bank may allow payment by means of withdrawal from certificate accounts without the assessment of such penalties.  In the case of an early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if any applicable minimum balance requirement ceases to be met.  In such case, the remaining balance will earn interest at the regular passbook rate .  However, where any applicable minimum balance is maintained in such certificate account, the rate of return on the balance of the certificate account shall remain the same as before such early withdrawal.  This waiver of the early withdrawal penalty applies only to withdrawals made in connection with the purchase of Common Stock and is entirely within the discretion of the Primary Parties.

                (d)           The subscription funds will be held by the Savings Bank or, in the Savings Bank’s discretion, in an escrow account at an unaffiliated financial institution.  The Holding Company shall pay interest, at not less than the Savings Bank’s passbook rate, for all amounts paid in cash, by check, bank draft or money order to purchase shares of Common Stock in the Subscription Offering and the Community Offering from the date payment is received until the date the Conversion is completed or terminated.

                (e)           The Holding Company will not offer or sell any of the Common Stock proposed to be issued to any Person whose purchase would be financed by funds loaned, directly or indirectly, to the Person by the Savings Bank.

                (f)            Each share of Common Stock shall be non-assessable upon payment in full of the Purchase Price.

13.          ACCOUNT HOLDERS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES.

                The Primary Parties shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside.  However, no Participant will be offered or receive any Common Stock under the Plan if such Participant resides in a foreign country or resides in a jurisdiction of the United States with respect to which any of the following apply: (a) there are few Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; (b) the granting of Subscription Rights or the offer or sale of shares of Common Stock to such Participants would require any of the Primary Parties or their respective directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Common Stock for sale in such jurisdiction, or any of the Primary Parties would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; or (c) such registration, qualification or filing in the judgment of the Primary Parties would be impracticable or unduly burdensome for reasons of cost or otherwise.

14.          VOTING RIGHTS AFTER CONVERSION.

                Following consummation of the Conversion, voting rights with respect to the Savings Bank shall be held and exercised exclusively by the Holding Company as holder of all of the Savings Bank’s outstanding voting capital stock, and voting rights with respect to the Holding Company shall be held and exercised exclusively by the holders of the Holding Company’s voting capital stock.

15.          LIQUIDATION ACCOUNT.

                (a)           At the time of the MHC Merger, the Savings Bank shall establish a liquidation account in an amount equal to the MHC’s equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion.  The function of the liquidation account will be to preserve the rights of certain holders of Deposit Accounts in the Savings Bank who maintain such accounts in the Savings Bank following the Conversion to a priority to distributions in the unlikely event of a liquidation of the Savings Bank subsequent to the Conversion.

                (b)           The liquidation account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the Savings Bank after the Conversion.  Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance, which interest will be referred to in this Section 15 as the “subaccount balance.”  All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as provided in Section 15(d) hereof.

                (c)           In the event of a complete liquidation of the Savings Bank subsequent to the Conversion (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the capital stock of the Savings Bank.  No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Savings Bank is not the surviving entity shall be considered a complete liquidation for this purpose.  In any such transaction, the liquidation account shall be assumed by the surviving entity.

                (d)           The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be determined by multiplying the opening balance in the liquidation account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders, if any.  For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, if any, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date.  Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as provided below.

                (e)           If the aggregate deposit balance in the Deposit Account(s) of any Eligible Account Holder or Supplemental Eligible Account Holder, if any, at the close of business on any December 31 annual closing date, commencing on or after the effective date of the Conversion, is less than the lesser of (a) the aggregate deposit balance in such Deposit Account(s) at the close of business on any other annual closing date subsequent to such record dates or (b) the aggregate deposit balance in such Deposit Account(s) as of the Eligibility Record Date or the Supplemental Eligibility Record Date, if any, the subaccount balance for such Deposit Account(s) shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance.  In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account(s).  The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder, if any, will be reduced to zero if the Account Holder ceases to maintain a Deposit Account at the Savings Bank.

                (f)            Subsequent to the Conversion, the Savings Bank may not pay cash dividends generally on deposit accounts and/or capital stock of the Savings Bank, or repurchase any of the capital stock of the Savings Bank, if such dividend or repurchase would reduce the Savings Bank’s regulatory capital below the aggregate amount of the then current subaccount balances for Deposit Accounts then held; otherwise, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Savings Bank.

                (g)           For purposes of this Section 15, a Deposit Account includes a predecessor or successor account which is held by an Account Holder with the same social security number.

16.           TRANSFER OF DEPOSIT ACCOUNTS.

                Each Deposit Account in the Savings Bank at the time of the consummation of the Conversion shall become, without further action by the holder, a Deposit Account in the Savings Bank equivalent in withdrawable amount to the withdrawal value (as adjusted to give effect to any withdrawal made for the purchase of Common Stock), and subject to the same terms and conditions (except as to voting and liquidation rights) as such Deposit Account in the Savings Bank immediately preceding consummation of the Conversion.  Holders of Deposit Accounts in the Savings Bank shall not, as such holders, have any voting rights.

17.                               REQUIREMENTS FOLLOWING THE CONVERSION FOR REGISTRATION,  MARKET MAKING AND STOCK EXCHANGE LISTING.

                In connection with the Conversion, the Holding Company shall register the Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such stock for a period of three years thereafter.  The Holding Company also shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Common Stock, and (ii) list the Common Stock on a national or regional securities exchange or to have quotations for such stock disseminated on the Nasdaq Stock Market.

18.          COMPLETION OF THE STOCK OFFERING.

                The Offerings will be terminated if not completed within 90 days of the date of approval of the Plan by the OTS, unless the extension is approved by the OTS.

19.          DIRECTORS AND OFFICERS OF THE SAVINGS BANK.

                Each person serving as a director or Officer of the Savings Bank at the time of the adoption of the Plan of Conversion shall continue to serve as a director or Officer of the Savings Bank for the balance of the term for which the person was elected before the adoption of the Plan of Conversion, and until a successor is elected and qualified.  Each person serving as a director or Officer of Bradford Bancorp at the time of the adoption of the Plan of Conversion shall continue to serve as a director or Officer of the Holding Company for the balance of the term for which the person was elected before the adoption of the Plan of Conversion, and until a successor is elected and qualified.  The number, names, business, addresses and terms of the Directors of the Holding Company and the Savings Bank are set forth in the Plans of Merger included as Exhibits A, B and C hereto.

20.                               REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION.

                For a period of three years following the Conversion, the directors and Officers of the Holding Company and the Savings Bank and their Associates may not purchase Common Stock, without the prior written approval of the OTS, except from a broker-dealer registered with the SEC.  This prohibition shall not apply, however, to (i) a negotiated transaction involving more than 1% of the outstanding Common Stock, and (ii) purchases of stock made by and held by any Tax-Qualified Employee Stock Benefit Plan (and purchases of stock made by and held by any Non-Tax-Qualified Employee Stock Benefit Plan following the receipt of stockholder approval of such plan) even if such Common Stock may be attributable to individual Officers or directors and their Associates.  The foregoing restriction on purchases of Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

21.          RESTRICTIONS ON TRANSFER OF STOCK.

                All shares of Common Stock that are purchased by Persons other than directors and Officers of the Holding Company or the Savings Bank shall be transferable without restriction.  Shares of Common Stock purchased by directors and Officers of the Holding Company or the Savings Bank on original issue from the Holding Company (by subscription or otherwise) shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser.  The shares of Common Stock issued by the Holding Company to such directors and Officers shall bear the following legend giving appropriate notice of such one-year restriction:

“The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to Part 563b of the Rules and Regulations of the Office of Thrift Supervision.  These shares may not be sold during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation.  This restrictive legend shall be deemed null and void after one year from the date of this Certificate.”

                In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company with respect to the applicable restrictions relating to the transfer of restricted stock.  Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock.  The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

22.          TAX RULINGS OR OPINIONS.

                Consummation of the Conversion is conditioned upon prior receipt by the Primary Parties of either a ruling or an opinion of counsel with respect to federal tax laws to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Primary Parties or to account holders receiving Subscription Rights before or after the Conversion, except in each case to the extent, if any, that Subscription Rights are deemed to have fair market value on the date such rights are issued.

23.          RESTRICTIONS ON ACQUISITION OF STOCK OF HOLDING COMPANY.

                The Articles of Incorporation of the Holding Company may contain a provision stipulating that in no event shall any record owner of any outstanding shares of Common Stock who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote with respect to any shares held in excess of 10%.

24.          STOCK COMPENSATION PLANS.

                (a)           The Holding Company and the Savings Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion, including without limitation an employee stock ownership plan.

                (b)           The Holding Company and the Savings Bank also are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that no stock options shall be granted, and no shares of Common Stock shall be purchased, pursuant to any of such plans before the earlier of (i) the one-year anniversary of the consummation of the Conversion or (ii) the receipt of stockholder approval of such plans at either an annual or special meeting of stockholders of the Holding Company held no earlier than six months following the Conversion.

                (c)           Existing, as well as any newly-created, Tax-Qualified Employee Stock Benefit Plans may purchase shares of Common Stock in the Offerings, to the extent permitted by the terms of such benefit plans and this Plan.

                (d)           The Holding Company and the Savings Bank are authorized to enter into employment or severance agreements with their Officers.

25.          DIVIDEND AND REPURCHASE RESTRICTIONS ON STOCK.

                (a)           Following consummation of the Conversion, any repurchases of shares of capital stock by the Holding Company will be made in accordance with then applicable laws and regulations.

                (b)           The Savings Bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause the regulatory capital of the Savings Bank to be reduced below the amount required for the liquidation account.  Any dividend declared or paid on, or repurchase of, the Savings Bank’s capital stock also shall be in compliance with Section 563.146 of the Rules and Regulations of the OTS, or any successor thereto.

26.          EFFECTIVE DATE.

                The effective date of the Conversion shall be the date of the closing of the sale of all shares of Common Stock.  The closing of the sale of all shares of Common Stock sold in the Offerings shall occur simultaneously and shall be conditioned upon the prior receipt of all requisite regulatory and other approvals.

27.          AMENDMENT OR TERMINATION OF THE PLAN.

                If deemed necessary or desirable by the Board of Directors of the Primary Parties, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time before the solicitation of proxies from Members to vote on the Plan and at any time thereafter with the concurrence of the OTS.  Any amendment to this Plan made after approval by the Members with the concurrence of the OTS shall not necessitate further approval by the Members unless otherwise required by the OTS.  This Plan shall terminate if the sale of all shares of Common Stock is not completed within 24 months from the date of the Special Meeting.  Before the Special Meeting, this Plan may be terminated by the Board of Directors of the Primary Parties without approval of the OTS.  After the Special Meeting, the Board of Directors may terminate this Plan only with the concurrence of the OTS.

28.          INTERPRETATION OF THE PLAN.

                All interpretations of this Plan and application of its provisions to particular circumstances by a majority of each of the Boards of Directors of the Primary Parties shall be final, subject to the authority of the OTS.

Exhibit A

Agreement and Plan of Merger by and among Bradford Bancorp, Inc.,

Bradford Bank and Bradford Interim Federal Savings Bank II

AGREEMENT AND

PLAN OF MERGER

This Agreement and Plan of Merger, dated as of _______________, 200_, is made by and between Bradford Bancorp, Inc. (“Bradford Bancorp”), a federal corporation, Bradford Bank (the “Bank” or the “Surviving Corporation”), a federal savings bank and Bradford Interim Federal Savings Bank II, an interim federal savings bank (“Interim II”) (collectively, the “Constituent Corporations”).

WITNESSETH:

WHEREAS, Bradford Bank MHC, a federal mutual holding company (the “MHC”), the Bank and Bradford Bancorp have adopted a Plan of Conversion pursuant to which:  (i) Bradford Bancorp will convert to an interim federal savings bank and simultaneously merge with and into the Bank, with the Bank as the surviving entity (the “Mid-Tier Merger”); (ii) the MHC will convert to an interim federal stock savings bank and simultaneously merge with and into the Bank, with the Bank as the surviving entity; (iii) the Bank and a newly-formed interim federal savings bank will merge, pursuant to which the Bank will become a wholly-owned subsidiary of a newly-formed stock corporation (the “Holding Company”) (the “Bank Merger”); and (iv) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion (collectively, the “Conversion”); and

WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the Mid-Tier Merger;

NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

1.             EFFECTIVE DATE.  The Mid-Tier Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the Mid-Tier Merger by the Secretary of the Office of Thrift Supervision (the “OTS”) pursuant to 12 C.F.R. §552.13(k), or any successor thereto (the “Effective Date”).

2.             THE MID-TIER MERGER AND EFFECT THEREOF.  Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and the expiration of all applicable waiting periods, Bradford Bancorp shall convert to an interim federal savings bank and simultaneously merge with and into the Bank, which shall be the Surviving Corporation.  Upon consummation of the Mid-Tier Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation.  In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Mid-Tier Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Mid-Tier Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Mid-Tier Merger had not occurred.

3.             EXCHANGE OF BANK COMMON STOCK AND CANCELLATION OF BRADFORD BANCORP COMMON STOCK.

On the Effective Date:

(a)           each share of common stock, $1.00 par value per share, of the Bank issued and outstanding immediately before the Effective Date and held by Bradford Bancorp shall, by virtue of the Mid-Tier Merger and without any action on the part of the holder thereof, be exchanged for the common stock, $0.01 par value per share, of Bradford Bancorp held by the MHC (the “Bradford Bancorp Common Stock”); and

(b)           each share of Bradford Bancorp Common Stock shall be canceled.

4.             RIGHTS OF DISSENT AND APPRAISAL ABSENT.  The MHC, the sole holder of Bradford Bancorp Common Stock, shall not have any dissenter or appraisal rights in connection with the Mid-Tier Merger.

5.             NAME OF SURVIVING CORPORATION.  The name of the Surviving Corporation shall be “Bradford Bank.”

6.             DIRECTORS OF THE SURVIVING CORPORATION.  Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be eight.  The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below.  Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

Name	Term Expires
Dallas R. Arthur	2009
Carl W. Brand, III	2007
Lawrence M. Denton	2007
John O. Mitchell, III	2007
Melvin C. Benhoff, Jr.	2008
Gilbert D. Marsiglia, Sr.	2009
G. Scott Barhight	2008
George K. Mister, Jr.	2008

The address of each director is 6910 York Road, Baltimore, Maryland, 21212-1550.

7.             OFFICERS OF THE SURVIVING CORPORATION.  Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Bank immediately before the Effective Date shall be the officers of the Surviving Corporation.

8.             OFFICES.  Upon the Effective Date, all offices of the Bank shall be offices of the Surviving Corporation.  As of the Effective Date, the home office of the Surviving Corporation shall remain at 6910 York Road, Baltimore, Maryland, 21212-1550.

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9.             CHARTER AND BYLAWS.  On and after the Effective Date, the Charter of the Bank as in effect immediately before the Effective Date shall be the Charter of the Surviving Corporation until amended in accordance with the terms thereof and applicable law, except that the Charter shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and the Plan of Conversion.  On and after the Effective Date, the Bylaws of the Bank as in effect immediately before the Effective Date shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

10.          STOCKHOLDER APPROVALS.  The approval of the MHC, as the sole stockholder of Bradford Bancorp, shall be required to approve the Plan of Conversion, of which this Agreement and Plan of Merger is a part, on behalf of Bradford Bancorp.  The approval of Bradford Bancorp, as the sole stockholder of the Bank, shall be required to approve the Plan of Conversion, of which this Agreement and Plan of Merger is a part, on behalf of the Bank.

11.          DIRECTOR APPROVAL.  At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

12.          ABANDONMENT OF PLAN.  This Agreement and Plan of Merger may be abandoned by either Bradford Bancorp or the Bank at any time before the Effective Date in the manner set forth in the Plan of Conversion.

13.          AMENDMENTS.  This Agreement and Plan of Merger may be amended in the manner set forth in the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Boards of Directors of the Constituent Corporations.

14.          SUCCESSORS.  This Agreement shall be binding on the successors of the Constituent Corporations.

15.          GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent superseded by the laws of the United States.

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IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

Attest:	BRADFORD BANCORP, INC.

By:
Kimberly Ruckle		Dallas R. Arthur
Corporate Secretary		President

Attest:	BRADFORD BANK

By:
Kimberly Ruckle		Dallas R. Arthur
Corporate Secretary		President

Attest:	BRADFORD INTERIM FEDERAL SAVINGS BANK II

By:
Kimberly Ruckle		Dallas R. Arthur
Corporate Secretary		President

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Exhibit B

Agreement and Plan of Merger by and among Bradford Bank MHC,

Bradford Bank and Bradford Interim Federal Savings Bank I

AGREEMENT AND

PLAN OF MERGER

This Agreement and Plan of Merger, dated as of ______________, 200_, is made by and between Bradford Bank MHC (the “MHC”), a federal mutual holding company, Bradford Bank (the “Bank” or the “Surviving Corporation”), a federally chartered savings bank and Bradford Interim Federal Savings Bank I, an interim federal savings bank (“Interim I”) (collectively, the “Constituent Corporations”).

WITNESSETH:

WHEREAS, the MHC, the Bank and Bradford Bancorp, Inc. (“Bradford Bancorp”), a federal corporation, have adopted a Plan of Conversion pursuant to which:  (i) Bradford Bancorp will convert to an interim federal savings bank and simultaneously merge with and into the Bank, with the Bank as the surviving entity (the “Mid-Tier Merger”); (ii) the MHC will convert to an interim federal stock savings bank and simultaneously merge with and into the Bank, with the Bank as the surviving entity (the “MHC Merger”); (iii) the Bank and a newly-formed interim federal savings bank will merge, pursuant to which the Bank will become a wholly-owned subsidiary of a newly-formed stock corporation (the “Holding Company”); and (iv) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion (collectively, the “Conversion”); and

WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the MHC Merger;

NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

1.             EFFECTIVE DATE.  The MHC Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the MHC Merger by the Secretary of the Office of Thrift Supervision (the “OTS”) pursuant to 12 C.F.R. §552.13(k), or any successor thereto (the “Effective Date”).

2.             THE MHC MERGER AND EFFECT THEREOF.  Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and the expiration of all applicable waiting periods, the MHC shall convert from the mutual form to an interim federal stock savings bank and simultaneously merge with and into the Bank, which shall be the Surviving Corporation.  Upon consummation of the MHC Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation.  In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the MHC Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the MHC Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the MHC Merger had not occurred.

3.             CANCELLATION OF BRADFORD BANK COMMON STOCK HELD BY THE MHC AND MEMBER INTERESTS; LIQUIDATION ACCOUNT.

On the Effective Date:

(a)           each share of common stock, $1.00 par value per share, of Bradford Bank issued and outstanding immediately before the Effective Date and held by the MHC (pursuant to the Mid-Tier Merger) shall, by virtue of the MHC Merger and without any action on the part of the holder thereof, be canceled;

(b)           the interests in the MHC of any person, firm or entity who or which qualified as a member of the MHC in accordance with its mutual charter and bylaws and the laws of the United States before the MHC’s conversion from mutual to stock form (“Members”) shall, by virtue of the MHC Merger and without any action on the part of any Member, be canceled; and

(c)           the Bank shall establish a liquidation account on behalf of each depositor Member as provided for in the Plan of Conversion.

4.             RIGHTS OF DISSENT AND APPRAISAL ABSENT.  No Member of the MHC shall have any dissenter or appraisal rights in connection with the MHC Merger.

5.             NAME OF SURVIVING CORPORATION.  The name of the Surviving Corporation shall be “Bradford Bank.”

6.             DIRECTORS OF THE SURVIVING CORPORATION.  Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be eight.  The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below.  Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

Name	Term Expires
Dallas R. Arthur	2009
Carl W. Brand, III	2007
Lawrence M. Denton	2007
John O. Mitchell, III	2007
Melvin C. Benhoff, Jr.	2008
Gilbert D. Marsiglia, Sr.	2009
G. Scott Barhight	2008
George K. Mister, Jr.	2008

The address of each director is 6910 York Road, Baltimore, Maryland, 21212-1550.

7.             OFFICERS OF THE SURVIVING CORPORATION.  Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Bank immediately before the Effective Date shall be the officers of the Surviving Corporation.

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8.             OFFICES.  Upon the Effective Date, all offices of the Bank shall be offices of the Surviving Corporation.  As of the Effective Date, the home office of the Surviving Corporation shall remain at 6910 York Road, Baltimore, Maryland, 21212-1550.

9.             CHARTER AND BYLAWS.  On and after the Effective Date, the Charter of the Bank as in effect immediately before the Effective Date shall be the Charter of the Surviving Corporation until amended in accordance with the terms thereof and applicable law, except that the Charter shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and the Plan of Conversion.  On and after the Effective Date, the Bylaws of the Bank as in effect immediately before the Effective Date shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

10.          STOCKHOLDER AND MEMBER APPROVALS.  The affirmative vote of the Members as set forth in the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Agreement and Plan of Merger is a part, on behalf of the MHC.  The approval of Bradford Bancorp, as the sole stockholder of the Bank, shall be required to approve the Plan of Conversion, of which this Agreement and Plan of Merger is a part, on behalf of the Bank.

11.          DIRECTOR APPROVAL.  At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

12.          ABANDONMENT OF PLAN.  This Agreement and Plan of Merger may be abandoned by either the MHC or the Bank at any time before the Effective Date in the manner set forth in the Plan of Conversion.

13.          AMENDMENTS.  This Agreement and Plan of Merger may be amended in the manner set forth in the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Boards of Directors of the Constituent Corporations.

14.          SUCCESSORS.  This Agreement shall be binding on the successors of the Constituent Corporations.

15.          GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent superseded by the laws of the United States.

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IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

Attest:	BRADFORD BANK MHC

By:
Kimberly Ruckle		Dallas R. Arthur
Corporate Secretary		President

Attest:	BRADFORD BANK

By:
Kimberly Ruckle		Dallas R. Arthur
Corporate Secretary		President

Attest:	BRADFORD INTERIM FEDERAL SAVINGS BANK I

By:
Kimberly Ruckle		Dallas R. Arthur
Corporate Secretary		President

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Exhibit C

Agreement and Plan of Merger by and among Bradford Bank, Holding Company and
Bradford Interim Federal Savings Bank III

AGREEMENT AND

PLAN OF MERGER

This Agreement and Plan of Merger, dated as of ________________, 200_, is made by and among Bradford Bank (the “Bank” or the “Surviving Corporation”), a federal savings bank, Bradford Bancorp, Inc. (the “Holding Company”), a Maryland corporation, and Bradford Interim Federal Savings Bank III (“Interim III”), an interim federal savings bank (collectively, the “Constituent Corporations”).

WITNESSETH:

WHEREAS, the Bank has organized the Holding Company as a first-tier, wholly owned subsidiary for the purpose of becoming the stock holding company of the Bank upon completion of the Conversion as defined in the Plan of Conversion adopted by the Boards of Directors of Bradford Bank MHC, a federal mutual holding company (the “MHC”), Bradford Bancorp, Inc. (“Bradford Bancorp”), a federal corporation, and the Bank; and

WHEREAS, Bradford Bancorp will convert into an interim federal savings bank and simultaneously merge with and into the Bank pursuant to the Plan of Conversion and the Agreement and Plan of Merger included as Annex A thereto (the “Mid-Tier Merger”) and the shares of Bradford Bancorp common stock held by the MHC will be exchanged for the shares of Bank common stock held by Bradford Bancorp and then canceled; and

WHEREAS, immediately after the Mid-Tier Merger, the MHC will own 100% of the outstanding common stock of Bradford Bank, par value $1.00 per share, and will convert to an interim federal stock savings bank and simultaneously merge with and into the Bank pursuant to the Plan of Conversion and the Agreement and Plan of Merger included as Annex B thereto (the “MHC Merger”), pursuant to which all shares of Bradford Bank common stock held by the MHC will be canceled; and

WHEREAS, the reorganization into the stock holding company structure by the Bank will be facilitated by causing the Holding Company to become the sole stockholder of a newly-formed interim federal savings bank, Interim III, and then merging Interim III with and into the Bank (the “Bank Merger”), pursuant to which the Bank will become a wholly-owned subsidiary of the Holding Company, as described more fully in Section 3(a)(i) herein; and

WHEREAS, Interim III is being organized by the officers of the Bank as an interim federal savings bank with the Holding Company as its sole stockholder to effect the Bank Merger; and

WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the Bank Merger.

NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

1.             EFFECTIVE DATE.  The Bank Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the Bank Merger by the Office of Thrift Supervision (“OTS”) pursuant to 12 C.F.R. §552.13(k), or any successor thereto (the “Effective Date”).

2.             THE MERGER AND EFFECT THEREOF.  Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, Interim III shall merge with and into the Bank, with the Bank as the Surviving Corporation.  Upon consummation of the Bank Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent

Corporations and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations and duties of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation.  In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Bank if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding of which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Bank Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Bank Merger had not occurred.

3.             TREATMENT OF BANK, HOLDING COMPANY AND INTERIM III COMMON STOCK.

On the Effective Date:

(a)           each share of Holding Company common stock issued and outstanding immediately before the Effective Date shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be canceled; and

(b)           each share of common stock, par value $0.01 per share, of Interim III issued and outstanding immediately before the Effective Date shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be converted into one share of Bank common stock.

4.             STOCK OFFERING.  Contemporaneously with the Bank Merger, the Holding Company will offer all of its shares of common stock for sale in the Offerings as described in the Plan of Conversion.

5.             RIGHTS OF DISSENT AND APPRAISAL ABSENT.  The holder of Interim III common stock shall have no dissenter or appraisal rights in connection with the Bank Merger.

6.             NAME OF SURVIVING CORPORATION.  The name of the Surviving Corporation shall be “Bradford Bank.”

7.             DIRECTORS OF THE SURVIVING CORPORATION.  Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be eight.  The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below.  Each such director shall serve for the term which expires at the annual meeting of

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stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

Name	Term Expires
Dallas R. Arthur	2009
Carl W. Brand, III	2007
Lawrence M. Denton	2007
John O. Mitchell, III	2007
Melvin C. Benhoff, Jr.	2008
Gilbert D. Marsiglia, Sr.	2009
G. Scott Barhight	2008
George K. Mister, Jr.	2008

The address of each director is 6910 York Road, Baltimore, Maryland, 21212-1550.

8.             OFFICERS OF THE SURVIVING CORPORATION.  Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Bank immediately before the Effective Date shall be the officers of the Surviving Corporation.

9.             OFFICES.  Upon the Effective Date, all offices of the Bank shall be offices of the Surviving Corporation.  As of the Effective Date, the home office of the Surviving Corporation shall remain at 6910 York Road, Baltimore, Maryland, 21212-1550.

10.          CHARTER AND BYLAWS.  On and after the Effective Date, the Charter and Bylaws of the Bank as in effect immediately before the Effective Date shall be the Charter and Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

11.          SAVINGS ACCOUNTS.  Upon the Effective Date, any savings accounts of Interim III, without reissue, shall be and become savings accounts of the Surviving Corporation without change in their respective terms, including, without limitation, maturity minimum required balances or withdrawal value.

12.          STOCKHOLDER APPROVALS.  The approval of Bradford Bancorp, as the sole stockholder of the Bank, shall be required to approve the Plan of Conversion, of which this Agreement and Plan of Merger is a part, on behalf of the Bank.  The approval of the Holding Company as sole stockholder of Interim III, shall be required to approve this Agreement and Plan of Merger, on behalf of Interim III.

13.          DIRECTOR APPROVAL.  At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

14.          REGISTRATION; OTHER APPROVALS.  In addition to the approvals set forth in Sections 1, 13 and 14 hereof and in the Plan of Conversion, the obligations of the parties hereto to consummate the Bank Merger shall be subject to the Common Stock to be issued hereunder in exchange for Bradford Bancorp common stock being registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state securities laws, as well as the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

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15.          ABANDONMENT OF PLAN.  This Agreement and Plan of Merger may be abandoned by either the Constituent Corporations at any time before the Effective Date in the manner set forth in the Plan of Conversion.

16.          AMENDMENTS.  This Agreement and Plan of Merger may be amended in the manner set forth in the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

17.          SUCCESSORS.  This Agreement and Plan of Merger shall be binding on the successors of the parties hereto.

18.          GOVERNING LAW.  This Agreement and Plan of Merger shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent superseded by the laws of the United States.

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IN WITNESS WHEREOF, the Constituent Corporations hereto have caused this Plan of Merger to be duly executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

Attest:	[HOLDING COMPANY]

By:
Kimberly Ruckle		Dallas R. Arthur
Corporate Secretary		President

Attest:	BRADFORD BANK

By:
Kimberly Ruckle		Dallas R. Arthur
Corporate Secretary		President

Attest:	BRADFORD INTERIM FEDERAL SAVINGS BANK III

By:
Kimberly Ruckle		Dallas R. Arthur
Corporate Secretary		President

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